EXHIBIT 32.2

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, being the Chief Financial Officer of ProLogis (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2004		/s/ Walter C. Rakowich

	Name:	Walter C. Rakowich
	Title:	Managing Director and
Chief Financial Officer